EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-132192) pertaining to the 2005 Stock Option and Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc. of our report dated December 14, 2006, with respect to the consolidated financial statements and schedule of Liquidity Services, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2006.

/s/ Ernst & Young LLP

McLean, Virginia
December 18, 2006